Exhibit 99.2

Consolidated Communications Holdings, Inc. to Present at the Deutsche Bank
Fourteenth Annual High Yield Conference on October 5, 2006

MATTOON, Ill., Sept. 28 /PRNewswire-FirstCall/ -- Consolidated Communications Holdings, Inc. (Nasdaq: CNSL) today announced Steve Childers, chief financial officer, is scheduled to present at the Deutsche Bank 14th Annual High Yield Conference being held at The Phoenician in Scottsdale, Arizona on Thursday, October 5th at 2:10 p.m. Arizona Time / 4:10 p.m. Central Time / 5:10 p.m. Eastern Time.

An audio webcast of management’s presentation will be available live and for replay and can be accessed from the “Investor Relations” section of the company’s website at http://www.consolidated.com .

About Consolidated

Consolidated Communications Holdings, Inc. is an established rural local exchange company (RLEC) providing voice, data and video services to residential and business customers in Illinois and Texas. Each of the operating companies has been operating in their local markets for over 100 years. With approximately 239,000 local access lines and 46,000 digital subscriber lines (DSL), Consolidated Communications offers a wide range of telecommunications services, including local and long distance service, custom calling features, private line services, dial-up and high-speed Internet access, digital TV, carrier access services, and directory publishing. Consolidated Communications is the 17th largest local telephone company in the United States.

SOURCE  Consolidated Communications Holdings, Inc.
           -0-                                                            09/28/2006
           /CONTACT:  Company Contact: Stephen Jones, Vice President - Investor Relations of Consolidated Communications Holdings, Inc., +1-217-258-9522, investor.relations@consolidated.com , or Investor Relations Contact: Kirsten Chapman of Lippert - Heilshorn & Associates, +1-415-433-3777, Kirsten@lhai-sf.com /
           /Web site:  http://www.consolidated.com /